Exhibit 99.(i-2)

                            SULLIVAN & WORCESTER LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 338-2800
     IN WASHINGTON, D.C.        FAX NO. 617-338-2880       IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              565 FIFTH AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 646-865-1494




                                                     Boston
                                                     May 30, 2001



The Trustees of The Alger Retirement Fund
1 World Trade Center - Suite 9333
New York, New York  10048

                  Re:   THE ALGER RETIREMENT FUND - POST-EFFECTIVE AMENDMENT
                                     TO REGISTRATION STATEMENT ON FORM N-1A
                        ----------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law relating to The Alger Retirement Fund (originally named "The Alger Defined Contribution Trust"), a trust with transferable shares established under Massachusetts law (the "TRUST"), in connection with the Trust's filing of Post-Effective Amendment No. 13 to its Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Registration No. 33-68124, and Amendment No. 15 to its Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, Registration No. 811-7986 (collectively, the "REGISTRATION STATEMENT", and such amendments, collectively the "AMENDMENT").

     We acted as Massachusetts counsel to the Trust in connection with the execution and delivery of its Agreement and Declaration of Trust, filed July 14, 1993 (the "ORIGINAL DECLARATION"), and thereafter amended and supplemented by a certificate of designation filed August 16, 1993, a certificate of amendment filed April 16, 1996 and a certificate of designation filed December 1, 2000 (as so amended and supplemented, the "DECLARATION"); and the authorization by the Trustees of the Trust of the issuance and sale of shares of beneficial interest, one mill ($.001) par value (the "SHARES"), of the several portfolios of the Trust (the "PORTFOLIOS", and each singly, a "PORTFOLIO"), registered under the Securities Act pursuant to the Registration Statement. In this connection, we have examined and are familiar with the Declaration, the Bylaws of the Trust, the Amendment, substantially in the form in which it will be filed with the Securities and Exchange Commission (the "SEC") after the delivery of this letter, the forms of the Prospectus (the "PROSPECTUS") and the Statement of Additional Information (the "SAI") forming part of the Registration Statement, as amended by the Amendment, certificates of officers of the Trust as to actions of the Trustees, certificates of officers of the Trust and of public officials as to other matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on,

The Trustees of
      Alger Retirement Fund            -2-                          May 30, 2001

and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

     1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. Each Portfolio of the Trust is authorized to issue an unlimited number of Shares; the Shares of such Portfolios have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

     3. The Shares subject to the Registration Statement, when duly sold and issued against payment equal to the net asset value thereof, as contemplated by the Prospectus and the SAI, will be validly and legally issued, and fully paid and nonassessable by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of The Commonwealth of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We hereby consent to the reference to us in the Prospectus, and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,


                                       SULLIVAN & WORCESTER LLP